Exhibit 10.1

Fourth Amendment To
Amended and Restated Credit Agreement
This Fourth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”), dated as of May 1, 2018 among FCStone Merchant Services, LLC, a Delaware limited liability company (the “Borrower”), INTL FCStone Inc., a Delaware corporation (the “Guarantor”), the financial institutions executing this Amendment as Lenders, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent for the Lenders (the “Administrative Agent”).
Preliminary Statements
A.    The Borrower, the Guarantor, the Lenders and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of March 15, 2016, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrower has requested that the Lenders make certain amendments to the Credit Agreement (including the addition of banks and other financial institutions as Lenders party to the Credit Agreement), and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendment.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended to incorporate the changes reflected on Exhibit A hereto.

Section 2.	Conditions.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
2.1.    Receipt by the Administrative Agent this Amendment duly executed by the Borrower, the Guarantor, and the Lenders;
2.2.    if requested by any Lender, receipt by the Administrative Agent of Notes for such Lender duly executed by the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.8 of the Credit Agreement;
2.3.    receipt by the Administrative Agent of an amendment to Security Agreement duly executed by the Borrower and the Required Lenders;
2.4.    receipt by the Administrative Agent of resolutions of the Borrower’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby, together with specimen signatures of the persons authorized to execute such documents on the behalf, all certified in each instance by its Secretary or Assistant Secretary;
2.5.    receipt by the Administrative Agent of copies of the certificates of good standing for the Borrower and the Guarantor (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;
2.6.    receipt by the Administrative Agent of financing statement, tax, and judgment lien search results against the Property of the Borrower and the Guarantor evidencing the absence of Liens on its Property except as permitted by the Credit Agreement;
2.7.    receipt by the Administrative Agent of the favorable written opinion of counsel to the Borrower and the Guarantor, in form and substance satisfactory to the Administrative Agent;
2.8.    no material adverse change in the business, condition (financial or otherwise), operations, performance, or Properties of the Borrower or the Guarantor shall have occurred since September 30, 2017;
2.9.    receipt by the Administrative Agent of an upfront fee, for the ratable benefit of each Lenders, equal to (i) 0.075% of the Commitment of such Lender immediately prior to giving effect to this Amendment (the “Existing Commitment”), and (ii) 0.125% of an amount equal to the difference between the Commitment of such Lender in effect immediately after giving effect to this Amendment less the Existing Commitment of such Lender;
2.10.    receipt by (a) the Administrative Agent a completed Administrative Questionnaire from each New Lender and (b) the Borrower and the Administrative Agent, the tax forms referred to in Section 12.1 of the Credit Agreement;
2.11.    receipt by each New Lender by all documentation and other information requested from the Loan Parties in order for such New Lender to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations; and
2.12.    receipt by the Administrative Agent of such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

Section 3.	Representations.
3.1.    The Borrower heretofore executed and delivered to the Administrative the Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations; and the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

3.2.    The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment, the Guaranty set forth in Section 12 of the Credit Agreement and each other Loan Document to which it is a party (including each agreement subordinating the Holdings Subordinated Debt to the Secured Obligations) continues in full force and effect and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement.
3.3.    In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower and the Guarantor hereby represents to the Administrative Agent and to the Lenders that as of the date hereof (a)  the representations and warranties set forth in Section 6 of the Credit Agreement and the other Loan Documents are and shall be and remain true and correct (except to the extent that such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such earlier date) and (b) they are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
3.4.    Since March 15, 2016, there has been no amendment, modification, supplement or restatement to the organizational documents (e.g., charter, certificate or articles of incorporation and by‑laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of the Borrower and the Guarantor, and such organizational documents are in full force and effect as of the date hereof.
3.5.    The resolutions adopted by the Board of Director of the Guarantor by unanimous written consent effective as of February 8, 2016 in connection with the Credit Agreement has not been amended, modified, supplemented or revoked, and such consent remains in full force and effect on the date hereof.
Section 4.    New Lenders.
4.1.    Upon the effectiveness of this Amendment, each of Cooperatieve Rabobank U.A., New York Branch (“Rabobank”) and ING Capital LLC (“ING”; and together with Rabobank, the “New Lenders” and individually, a “New Lender”) (i) shall be deemed automatically to have become a party to the Credit Agreement as a Lender, and have all the rights and obligations of a “Lender” under the Credit Agreement, (ii) shall have a Commitment in the amount set forth on Schedule 1 to the Credit Agreement, and (iii) agrees to be bound by the terms and conditions of the Credit Agreement as if it were an original signatory thereto.
4.2.    Each New Lender hereby confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. Each New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. Each New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of any Loan Party or any of its Subsidiaries or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.
4.3.    On the date that the conditions precedent set forth in Section 2 of this Amendment are satisfied or waived, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans and Letters of Credit between themselves so that each Lender is then holding its relevant Percentage of outstanding Loans and Letters of Credit. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.
Section 5.    Miscellaneous.
5.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement, as amended by this Amendment.
5.2.    The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.
5.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.
[Signature Page to Follow]

This Amendment to Credit Agreement is entered into as of the date and year first above written.
“Borrower”
FCStone Merchant Services, LLC

By	/s/ Brent Grecian
Name Brent Grecian
Title President & CEO, FCStone Merchant Services, LLC

By	/s/ William J. Dunaway
Name William J. Dunaway
Title Treasurer
“Guarantors”
INTL FCStone Inc.

By	/s/ William J. Dunaway
Name William J. Dunaway
Title Chief Financial Officer
By /s/ Bruce Fields
Name Bruce Fields
Title Group Treasurer

Accepted and agreed to.
Bank of Montreal, Chicago Branch, as Administrative Agent, L/C Issuer and a Lender
By /s/ Krupa Tantuwaya
Name Krupa Tantuwaya
Title Vice President

CoBank, ACB, as a Lender
By /s/ Bert D. Johnson
Name Bert D. Johnson
Title Vice President

The Huntington National Bank, as a Lender
By /s/ John Weathers
Name John Weathers
Title SVP, Portfolio Manager

HSBC Bank USA, National Association, as a Lender
By /s/ Sarah McClintock
Name Sarah McClintock
Title Senior Vice President

ING Capital, LLC, as a Lender
By /s/ Mark Teo
Name Mark Teo
Title Director
By /s/ Matthew Rosetti
Name Matthew Rosetti
Title Managing Director

Cooperatieve Rabobank U.A., New York Branch, as a Lender
By /s/ Haydn Scarr
Name Haydn Scarr
Title Executive Director
By /s/ Sebastien Ribatto
Name Haydn Scarr
Title Managing Director